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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 8, 1999, with respect to the financial statements of Viking Resources Corporation Gathering Operations included in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-85193) and related Prospectus of Atlas Pipeline Partners, LP for the registration of 2,875,000 Common Units of its limited partnership interests.


                                                       /s/ ERNST & YOUNG LLP



Cleveland, Ohio
January 19, 2000